POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Jill E. York whose signature appears below constitutes and appoints Doria L. Koros her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or her substitute may lawfully do or cause to be done by virtue hereof.

                                     /s/ Jill E. York
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